NEWS RELEASE

DT Midstream Reports Strong Fourth Quarter 2022 Results; Raises 2023 Adjusted EBITDA Guidance

•	Delivered 2022 results exceeding the high end of guidance
•	Increased 2023 Adjusted EBITDA guidance
•	Provided 2024 Adjusted EBITDA early outlook
•	Increased dividend by 8%

DETROIT, Feb. 16, 2023 – DT Midstream, Inc. (NYSE: DTM) today announced fourth quarter 2022 reported net income of $85 million, or $0.88 per diluted share. For the fourth quarter of 2022, Operating Earnings were $91 million, or $0.93 per diluted share. Adjusted EBITDA for the quarter was $227 million.

Reconciliations of Operating Earnings and Adjusted EBITDA (non-GAAP measures) to reported net income are included at the end of this news release.

“As a result of a great team effort, we delivered excellent results in 2022. I want to thank each employee for their contribution,” said David Slater, President and CEO. “Our commercial successes last year will deliver strong growth over the next two years.”

Slater noted the following significant business updates:

•	Increased 2023 Adjusted EBITDA guidance range to $880 to $920 million
•	Provided 2024 Adjusted EBITDA early outlook range of $920 to $970 million, representing 9% annual growth from our original guidance for 2022
•	Increased dividend by 8% from fourth quarter 2022 to $0.69 per share, to be paid on April 15, 2023 to stockholders of record on March 20, 2023

“Our strong financial results for 2022 and the durability of our business gives us high confidence in meeting our goals for this year and beyond,” said Jeff Jewell, Executive Vice President and CFO.

The company has scheduled a conference call to discuss results for 9 a.m. ET (8 a.m. CT) today. Investors, the news media and the public may listen to a live internet broadcast of the call at this link. The participant toll-free telephone dial-in number in the U.S. and Canada is 888.330.2022, and the toll number is 646.960.0690; the passcode is 8347152. International access numbers are available here.

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About DT Midstream

DT Midstream (NYSE: DTM) is an owner, operator and developer of natural gas interstate and intrastate pipelines, storage and gathering systems, compression, treatment and surface facilities. The company transports clean natural gas for utilities, power plants, marketers, large industrial customers and energy producers across the Southern, Northeastern and Midwestern United States and Canada. The Detroit-based company offers a comprehensive, wellhead-to-market array of services, including natural gas transportation, storage and gathering. DT Midstream is transitioning towards net zero greenhouse gas emissions by 2050, including a plan of achieving 30% of its carbon emissions reduction by 2030. For more information, please visit the DT Midstream website at www.dtmidstream.com.

Why DT Midstream Uses Operating Earnings, Adjusted EBITDA and Distributable Cash Flow

Use of Operating Earnings Information – Operating Earnings exclude non-recurring items, certain mark-to-market adjustments and discontinued operations. DT Midstream management believes that Operating Earnings provide a more meaningful representation of the company’s earnings from ongoing operations and uses Operating Earnings as the primary performance measurement for external communications with analysts and investors. Internally, DT Midstream uses Operating Earnings to measure performance against budget and to report to the Board of Directors.

Adjusted EBITDA is defined as GAAP net income attributable to DT Midstream before expenses for interest, taxes, depreciation and amortization, and loss from financing activities, further adjusted to include the proportional share of net income from equity method investees (excluding taxes, depreciation and amortization), and to exclude certain items the company considers non-routine. DT Midstream believes Adjusted EBITDA is useful to the company and external users of DT Midstream’s financial statements in understanding operating results and the ongoing performance of the underlying business because it allows management and investors to have a better understanding of actual operating performance unaffected by the impact of interest, taxes, depreciation, amortization and non-routine charges noted in the table below. We believe the presentation of Adjusted EBITDA is meaningful to investors because it is frequently used by analysts, investors and other interested parties in the midstream industry to evaluate a company’s operating performance without regard to items excluded from the calculation of such measure, which can vary substantially from company to company depending on accounting methods, book value of assets, capital structure and the method by which assets were acquired, among other factors. DT Midstream uses Adjusted EBITDA to assess the company’s performance by reportable segment and as a basis for strategic planning and forecasting.

Distributable Cash Flow (DCF) is calculated by deducting earnings from equity method investees, depreciation and amortization attributable to noncontrolling interests, cash interest expense, maintenance capital investment (as defined below), and cash taxes from, and adding interest expense, income tax expense, depreciation and amortization, certain items we consider non-routine and dividends and distributions from equity method investees to, Net Income Attributable to DT Midstream. Maintenance capital investment is defined as the total capital expenditures used to maintain or preserve assets or fulfill contractual obligations that do not generate incremental earnings. We believe DCF is a meaningful performance measurement because it is useful to us and external users of our financial statements in estimating the ability of our assets to generate cash earnings after servicing our debt, paying cash taxes and making maintenance capital investments, which could be used for discretionary purposes such as common stock dividends, retirement of debt or expansion capital expenditures.

In this release, DT Midstream provides 2023 and 2024 Adjusted EBITDA guidance. The reconciliation of net income to Adjusted EBITDA as projected for full-year 2023 and 2024 is not provided. DT Midstream does not forecast net income as it cannot, without unreasonable efforts, estimate or predict with certainty the components of net income. These components, net of tax, may include, but are not limited to, impairments of assets and other charges, divestiture costs, acquisition costs, or changes in accounting principles. All of these components could significantly impact such financial measures. At this time, DT Midstream is not able to estimate the aggregate impact, if any, of these items on future period reported earnings. Accordingly, DT Midstream is not able to provide a corresponding GAAP equivalent for Adjusted EBITDA.

Forward-looking Statements

This release contains statements which, to the extent they are not statements of historical or present fact, constitute “forward-looking statements” under the securities laws. These forward-looking statements are intended to provide management’s current expectations or plans for our future operating and financial performance, business prospects, outcomes of regulatory proceedings, market conditions, and other matters, based on what we believe to be reasonable assumptions and on information currently available to us.

Forward-looking statements can be identified by the use of words such as “believe,” “expect,” “expectations,” “plans,” “strategy,” “prospects,” “estimate,” “project,” “target,” “anticipate,” “will,” “should,” “see,” “guidance,” “outlook,” “confident” and other words of similar meaning. The absence of such words, expressions or statements, however, does not mean that the statements are not forward-looking. In particular, express or implied statements relating to future earnings, cash flow, results of operations, uses of cash, tax rates and other measures of financial performance, future actions, conditions or events, potential future plans, strategies or transactions of DT Midstream, and other statements that are not historical facts, are forward-looking statements.

Forward-looking statements are not guarantees of future results and conditions, but rather are subject to numerous assumptions, risks, and uncertainties that may cause actual future results to be materially different from those contemplated, projected, estimated, or budgeted. Many factors may impact forward-looking statements of DT Midstream including, but not limited to, the following: changes in general economic conditions, including increases in interest rates and the impact of inflation on our business; competitive conditions in our industry; global supply chain disruptions; actions taken by third-party operators, processors, transporters and gatherers; changes in expected production from Southwestern Energy and other third parties in our areas of operation; demand for natural gas gathering, transmission, storage, transportation and water services; the availability and price of natural gas to the consumer compared to the price of alternative and competing fuels; competition from the same and alternative energy sources; our ability to successfully implement our business plan; our ability to complete organic growth projects on time and on budget; our ability to finance, complete, or successfully integrate acquisitions; the price and availability of debt and equity financing; restrictions in our existing and any future credit facilities and indentures; energy efficiency and technology trends; changing laws regarding cyber security and data privacy, and any cyber security threat or event; operating hazards, environmental risks, and other risks incidental to gathering, storing and transporting natural gas; changes in environmental laws, regulations or enforcement policies, including laws and regulations relating to climate change and greenhouse gas emissions; natural disasters, adverse weather conditions, casualty losses and other matters beyond our control; the impact of outbreaks of illnesses, epidemics and pandemics, and any related economic effects; the ongoing conflict between Russia and Ukraine, including resulting commodity price volatility and risk of cyber-based attacks; labor relations and markets, including the ability to attract, hire and retain key employee and contract personnel; large customer defaults; changes in tax status, as well as changes in tax rates and regulations; ability to develop low carbon business opportunities and deploy greenhouse gas reducing technologies; the effects of existing and future laws and governmental regulations; changes in insurance markets impacting costs and the level and types of coverage available; the timing and extent of changes in commodity prices; the suspension, reduction or termination of our customers’ obligations under our commercial agreements; disruptions due to equipment interruption or failure at our facilities, or third-party facilities on which our business is dependent; the effects of future litigation; the qualification of the spin-off of DT Midstream from DTE Energy ("the Spin-Off") as a tax-free distribution; the allocation of tax attributes from DTE Energy in accordance with the agreement that governs the respective rights, responsibilities and obligations of DTE Energy and DT Midstream after the Spin-Off with respect to all tax matters; and the risks described in our Annual Report on Form 10-K for the year ended December 31, 2022 and our reports and registration statements filed from time to time with the SEC.

The above list of factors is not exhaustive. New factors emerge from time to time. We cannot predict what factors may arise or how such factors may cause actual results to vary materially from those stated in forward-looking statements, see the discussion under the section entitled “Risk Factors” in our Annual Report for the year ended December 31, 2022, filed with the SEC on Form 10-K and any other reports filed with the SEC. Given the uncertainties and risk factors that could cause our actual results to differ materially from those contained in any forward-looking statement, you should not put undue reliance on any forward-looking statements.

Any forward-looking statements speak only as of the date on which such statements are made. We are under no obligation to, and expressly disclaim any obligation to, update or alter our forward-looking statements, whether as a result of new information, subsequent events or otherwise.

Investor Relations

Todd Lohrmann, DT Midstream, 313.774.2424
investor_relations@dtmidstream.com

DT Midstream, Inc. Reconciliation of Reported to Operating Earnings (non-GAAP)

		Three Months Ended
		December 31,						September 30,
		2022						2022
		Reported Earnings	Pre-tax Adjustments		Income Taxes		Operating Earnings	Reported Earnings	Pre-tax Adjustments		Income Taxes (1)		Operating Earnings
		(millions)
	Pennsylvania income tax adjustment		$ —		$ —				$ —		$ (25)	A
	Equity method investee goodwill impairment		7	B	(1)				—		—
	Net Income Attributable to DT Midstream	$ 85	$ 7		$ (1)		$ 91	$ 113	$ —		$ (25)		$ 88

		Year Ended
		December 31,						December 31,
		2022						2021
		Reported Earnings	Pre-tax Adjustments		Income Taxes (1)		Operating Earnings	Reported Earnings	Pre-tax Adjustments		Income Taxes (1)		Operating Earnings
		(millions)
	Pennsylvania income tax adjustment		$ —		$ (25)	A			$ —		$ —
	Equity method investee goodwill impairment		7	B	(1)				—		—
	Gain on sale		(17)	C	5				—		—
	Transaction costs		—		—				20	D	(5)
	Loss on note receivable		—		—				19	E	(5)
	Net Income Attributable to DT Midstream	$ 370	$ (10)		$ (21)		$ 339	$ 307	$ 39		$ (10)		$ 336

(1)	Excluding tax related adjustments, the amount of income taxes was calculated based on a combined federal and state income tax rate, considering the applicable jurisdictions of the respective segments and deductibility of specific operating adjustments
Adjustments Key
A	Pennsylvania state tax rate reduction impact to deferred income tax expense
B	Equity method investee goodwill impairment — recorded in Earnings from equity method investees
C	Gain on sale of certain assets in the Utica shale region — recorded in Assets (gains) losses and impairments, net
D	Transaction costs relating to the separation of DT Midstream — recorded in Operation and maintenance
E	Loss on note receivable for an investment in certain assets in the Utica shale region — recorded in Assets (gains) losses and impairments, net

DT Midstream, Inc. Reconciliation of Reported to Operating Earnings per diluted share (2) (non-GAAP)

Three Months Ended
		December 31,						September 30,
		2022						2022
		Reported Earnings	Pre-tax Adjustments		Income Taxes		Operating Earnings	Reported Earnings	Pre-tax Adjustments		Income Taxes (1)		Operating Earnings
(per share)
	Pennsylvania income tax adjustment		$ —		$ —				$ —		$ (0.26)	A
	Equity method investee goodwill impairment		0.08	B	(0.03)				—		—
	Net Income Attributable to DT Midstream	$ 0.88	$ 0.08		$ (0.03)		$ 0.93	$ 1.16	$ —		$ (0.26)		$ 0.90

Year Ended
		December 31,						December 31,
		2022						2021 (3)
		Reported Earnings	Pre-tax Adjustments		Income Taxes (1)		Operating Earnings	Reported Earnings	Pre-tax Adjustments		Income Taxes (1)		Operating Earnings
(per share)
	Pennsylvania income tax adjustment		$ —		$ (0.26)	A			$ —		$ —
	Equity method investee goodwill impairment		0.08	B	(0.03)
	Gain on sale		(0.17)	C	0.05				—		—
	Transaction costs		—		—				0.20	D	(0.05)
	Loss on note receivable		—		—				0.20	E	(0.05)
	Net Income Attributable to DT Midstream	$ 3.81	$ (0.09)		$ (0.24)		$ 3.48	$ 3.16	$ 0.40		$ (0.10)		$ 3.46

(1)	Excluding tax related adjustments, the amount of income taxes was calculated based on a combined federal and state income tax rate, considering the applicable jurisdictions of the respective segments and deductibility of specific operating adjustments
(2)	Per share amounts are divided by Weighted Average Common Shares Outstanding — Diluted, as noted on the Consolidated Statements of Operations
(3)	In anticipation of the separation from DTE Energy, shares issued and outstanding as of June 30, 2021 of 96.7 million were treated as issued and outstanding for calculated historical earnings per share
Adjustments Key
A	Pennsylvania state tax rate reduction impact to deferred income tax expense
B	Equity method investee goodwill impairment — recorded in Earnings from equity method investees
C	Gain on sale of certain assets in the Utica shale region — recorded in Assets (gains) losses and impairments, net
D	Transaction costs relating to the separation of DT Midstream — recorded in Operation and maintenance
E	Loss on note receivable for an investment in certain assets in the Utica shale region — recorded in Assets (gains) losses and impairments, net

DT Midstream, Inc. Reconciliation of Net Income Attributable to DT Midstream to Adjusted EBITDA (non-GAAP)

		Three Months Ended		Year Ended
		December 31,	September 30,	December 31,	December 31,
		2022	2022	2022	2021
	Consolidated	(millions)
	Net Income Attributable to DT Midstream	$ 85	$ 113	$ 370	$ 307
	Plus: Interest expense	38	35	137	112
	Plus: Income tax expense	35	7	100	104
	Plus: Depreciation and amortization	44	42	170	166
	Plus: Loss from financing activities	—	—	13	—
	Plus: EBTDA from equity method investees (1)	63	48	206	174
	Plus: Adjustments for non-routine items (2)	7	—	(10)	39
	Less: Interest income	(1)	(1)	(3)	(4)
	Less: Earnings from equity method investees	(43)	(36)	(150)	(126)
	Less: Depreciation and amortization attributable to noncontrolling interests	(1)	(1)	(3)	(4)
	Adjusted EBITDA	$ 227	$ 207	$ 830	$ 768

(1)	Includes share of our equity method investees’ earnings before taxes, depreciation and amortization, which we refer to as “EBTDA.” A reconciliation of earnings from equity method investees to EBTDA from equity method investees follows:
		Three Months Ended		Year Ended
		December 31,	September 30,	December 31,	December 31,
		2022	2022	2022	2021
		(millions)
	Earnings from equity methods investees	$ 43	$ 36	$ 150	$ 126
	Plus: Depreciation and amortization attributable to equity method investees	20	12	56	48
	EBTDA from equity method investees	$ 63	$ 48	$ 206	$ 174

(2)	Adjusted EBITDA calculation excludes certain items we consider non-routine. For the three months ended December 31, 2022, adjustments for non-routine items included an equity method investee goodwill impairment of $7 million. For the year ended December 31, 2022, adjustments for non-routine items included a $17 million gain on sale of certain assets in the Utica shale region, partially offset by an equity method investee goodwill impairment of $7 million. For the year ended December 31, 2021, adjustments for non-routine items included a $19 million loss on notes receivable and $20 million of separation-related transaction costs.

DT Midstream, Inc. Reconciliation of Net Income Attributable to DT Midstream to Adjusted EBITDA Pipeline Segment (non-GAAP)

		Three Months Ended		Year Ended
		December 31,	September 30,	December 31,	December 31,
		2022	2022	2022	2021
	Pipeline	(millions)
	Net Income Attributable to DT Midstream	$ 58	$ 70	$ 228	$ 178
	Plus: Interest expense	16	15	57	51
	Plus: Income tax expense	22	5	62	62
	Plus: Depreciation and amortization	17	15	63	63
	Plus: Loss from financing activities	—	—	6	—
	Plus: EBTDA from equity method investees (1)	63	48	206	174
	Plus: Adjustments for non-routine items (2)	7	—	7	10
	Less: Interest income	—	(1)	(1)	(1)
	Less: Earnings from equity method investees	(43)	(36)	(150)	(126)
	Less: Depreciation and amortization attributable to noncontrolling interests	(1)	(1)	(3)	(4)
	Adjusted EBITDA	$ 139	$ 115	$ 475	$ 407

(1)	Includes share of our equity method investees’ earnings before taxes, depreciation and amortization, which we refer to as “EBTDA.” A reconciliation of earnings from equity method investees to EBTDA from equity method investees follows:
		Three Months Ended		Year Ended
		December 31,	September 30,	December 31,	December 31,
		2022	2022	2022	2021
		(millions)
	Earnings from equity methods investees	$ 43	$ 36	$ 150	$ 126
	Plus: Depreciation and amortization attributable to equity method investees	20	12	56	48
	EBTDA from equity method investees	$ 63	$ 48	$ 206	$ 174

(2)	Adjusted EBITDA calculation excludes certain items we consider non-routine. For the three months and year ended December 31, 2022, adjustments for non-routine items included an equity method investee goodwill impairment of $7 million. For the year ended December 31, 2021, adjustments for non-routine items included $10 million of separation related transaction costs.

DT Midstream, Inc. Reconciliation of Net Income Attributable to DT Midstream to Adjusted EBITDA Gathering Segment (non-GAAP)

		Three Months Ended		Year Ended
		December 31,	September 30,	December 31,	December 31,
		2022	2022	2022	2021
	Gathering	(millions)
	Net Income Attributable to DT Midstream	$ 27	$ 43	$ 142	$ 129
	Plus: Interest expense	22	20	80	61
	Plus: Income tax expense	13	2	38	42
	Plus: Depreciation and amortization	27	27	107	103
	Plus: Loss from financing activities	—	—	7	—
	Plus: Adjustments for non-routine items (1)	—	—	(17)	29
	Less: Interest income	(1)	—	(2)	(3)
	Adjusted EBITDA	$ 88	$ 92	$ 355	$ 361

(1)	Adjusted EBITDA calculation excludes certain items we consider non-routine. For the year ended December 31, 2022, adjustments for non-routine items included a $17 million gain on sale of certain assets in the Utica shale region. For the year ended December 31, 2021, adjustments for non-routine items included a $19 million loss on notes receivable and $10 million of separation-related transaction costs.

DT Midstream, Inc. Reconciliation of Net Income Attributable to DT Midstream to Distributable Cash Flow (non-GAAP)

		Three Months Ended		Year Ended
		December 31,	September 30,	December 31,	December 31,
		2022	2022	2022	2021
		(millions)
	Net Income Attributable to DT Midstream	$ 85	$ 113	$ 370	$ 307
	Plus: Interest expense	38	35	137	112
	Plus: Income tax expense	35	7	100	104
	Plus: Depreciation and amortization	44	42	170	166
	Plus: Loss from financing activities	—	—	13	—
	Plus: Adjustments for non-routine items (2)	—	—	(17)	39
	Less: Earnings from equity method investees	(43)	(36)	(150)	(126)
	Less: Depreciation and amortization attributable to noncontrolling interests	(1)	(1)	(3)	(4)
	Plus: Dividends and distributions from equity method investees	70	40	198	138
	Less: Cash interest expense	(66)	(4)	(125)	(103)
	Less: Cash taxes	(15)	(2)	(24)	(3)
	Less: Maintenance capital investment (2)	(7)	(8)	(22)	(34)
	Distributable Cash Flow	$ 140	$ 186	$ 647	$ 596

(1)	Distributable Cash Flow calculation excludes certain items we consider non-routine. For the year ended December 31, 2022, adjustments for non-routine items included a $17 million gain on sale of certain assets in the Utica shale region. For the year ended December 31, 2021, adjustments for non-routine items included a $19 million loss on notes receivable and $20 million of separation-related transaction costs.
(2)	Maintenance capital investment is defined as the total capital expenditures used to maintain or preserve assets or fulfill contractual obligations that do not generate incremental earnings.

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